EXHIBIT 4.1


                                SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

           CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2002-15 TRUST

                                     between

                             LEHMAN ABS CORPORATION,

                                  as Depositor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee

                       CORPORATE BACKED TRUST CERTIFICATES

                            Dated as of July 24, 2002



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
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                                Table of Contents
                                                                                         Page

Section 1.    Incorporation of Standard Terms..............................................1

Section 2.    Definitions..................................................................1

Section 3.    Designation of Trust and Certificates........................................7

Section 4.    Trust Certificates..........................................................10

Section 5.    Distributions...............................................................10

Section 6.    Trustee's Fees..............................................................13

Section 7.    Optional Exchange...........................................................13

Section 8.    Notices of Events of Default................................................14

Section 9.    Miscellaneous...............................................................15

Section 10.   Governing Law...............................................................17

Section 11.   Counterparts................................................................17

Section 12.   Termination of the Trust....................................................17

Section 13.   Sale of Underlying Securities;..............................................18

Section 14.   Amendments..................................................................18

Section 15.   Voting of Underlying Securities, Modification of Indenture..................18

Section 16.   Additional Depositor Representation.........................................19


SCHEDULE I       SERIES 2002-15 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A-1      FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT A-2      FORM OF TRUST CERTIFICATE CLASS A-2
EXHIBIT B        FORM OF INVESTMENT LETTER


                               SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

           CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2002-15 TRUST

               SERIES SUPPLEMENT, CIT Capital Trust I Securities-Backed Series 2002-15, dated as of July 24, 2002 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             W I T N E S S E T H:

               WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

               WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Deposited Assets - Underlying Securities;"

               WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust; and

               WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the CIT Capital Trust I Securities-Backed Series 2002-15 Certificates and the transactions described herein.

     Section 2. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

          "Available Funds" shall have the meaning specified in the Standard Terms, except that proceeds of any redemption of the Underlying Securities shall be included in Available Funds.

          "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or
(iii) a day that is not a business day for the purposes of the Underlying Securities Trust Agreement.

          "Calculation Agent" shall mean Lehman ABS Corporation or such affiliate thereof as shall be designated by Lehman ABS Corporation.

          "Certificate Account" shall have the meaning specified in the Standard Terms.

          "Certificates" shall have the meaning specified in Section 3 hereof.

          "Class A-1 Allocation" means the sum of the present values (discounted at the rate of 7.75% per annum) of (i) any unpaid interest due or to become due on the Class A-1 Certificates and (ii) the outstanding principal amount of the Certificates (in each case assuming that the Class A-1 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity).

          "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

          "Class A-2 Allocation" means the present value (discounted at the rate of 7.75% per annum) of any unpaid principal amounts due or to become due on the Class A-2 Certificates (assuming that the Class A-2 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity).

          "Class A-2 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

          "Closing Date" shall mean July 24, 2002.

          "Code" means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

          "Collection Period" shall mean, (i) with respect to each August Distribution Date, the period beginning on the day after the February Distribution Date of such year and ending on such August Distribution Date, inclusive and, (ii) with respect to each February Distribution

Date, the period beginning on the day after the August Distribution Date of the prior year and ending on such February Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

          "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

          "Currency" shall mean United States Dollars.

          "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

          "Distribution Date" shall mean February 15th and August 15th of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on August 15, 2002, and ending on the earlier of the Final Scheduled Distribution Date and any date on which Underlying Securities are redeemed pursuant to the Underlying Securities Trust Agreement.

          "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any permitted deferral during the pendency of an Extension Period and applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and (iii) any other event specified as an "Event of Default" in the Underlying Securities Trust Agreement.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Extension Period" shall have the meaning set forth in Section 5(b) hereof.

          "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

          "Final Scheduled Distribution Date" shall mean February 15, 2027; provided, that such date shall be advanced in the event the maturity date of the Underlying Securities is advanced, pursuant to the Underlying Securities Trust Agreement.

          "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including July 24, 2002) to but excluding the current Distribution Date.

          "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

          "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

          "Maturity Date" shall have the meaning specified in Schedule I hereto.

          "Moody's" shall mean Moody's Investors Service, Inc.



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

          "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities pursuant to Section 7(a) hereof.

          "Optional Exchange Date" shall mean any Distribution Date on which Underlying Securities subject to Optional Exchange are distributed to a Certificateholder.

          "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

          "Prepaid Ordinary Expenses" shall be zero for this Series.

          "Prospectus Supplement" shall mean the Prospectus Supplement, dated July 15, 2002, relating to the Certificates.

          "QIB" shall have the meaning set forth in Section 3(e) hereof.

          "Rating Agency" shall mean Moody's and S&P.

          "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

          "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

          "Required Interest" shall have the meaning specified in the Standard Terms.

          "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights, unless the subject amendment requires the vote of holders of only one class of Certificates pursuant to the Standard Terms, in which case 66-2/3% of the Certificate Principal Amount of such Class.

          "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

          "Resale Restriction Termination Date" shall have the meaning set forth in Section 3(e) hereof.

          "Rule 144A" shall have the meaning set forth in Section 3(e) hereof.



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

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Series" shall mean CIT Capital Trust I Securities-Backed Series 2002-15.

          "Special Event" shall have the meaning specified in the Prospectus Supplement.

          "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

          "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto, the Certificate Account and any additional Underlying Securities sold to the Trust pursuant to Section 3(d) hereof.

          "Underlying Securities" shall mean $25,163,000 aggregate principal amount of 7.70% Preferred Capital Securities due February 15, 2027, issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto (subject to Section 3(d) hereof).

          "Underlying Securities Issuer" shall mean CIT Capital Trust I.

          "Underlying Securities Administrative Trustees" shall mean a Trustee who is an employee or officer of, or is affiliated with CIT Group Inc.

          "Underlying Securities Debenture Trustee" shall mean The Bank of New York.

          "Underlying Securities Delaware Trustee" shall mean The Bank of New York.

          "Underlying Securities Guarantor" shall mean CIT Holdings Inc., as predecessor to CIT Group Inc.

          "Underlying Securities Property Trustee" shall mean The Bank of New York.

          "Underlying Securities Trust Agreement" shall mean the amended and restated declaration of trust dated as of February 25, 1997 among the Underlying Securities Issuer, the Underlying Securities Guarantor, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and certain administrative trustees.

          "Underwriters" shall mean Lehman Brothers Inc., an affiliate of the Depositor, and Prudential Securities Incorporated.

          "Voting Rights" shall be allocated in proportion to the respective principal balances of the then outstanding Class A-1 Certificates and Class A-2 Certificates held on any date of determination.

     (b) The terms listed below are not applicable to this Series.



                                      5
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              "Accounting Date"

              "Administrative Fees"

              "Advance"

              "Allowable Expense Amounts"

              "Basic Documents"

              "Call Premium Percentage"

              "Credit Support"

              "Credit Support Instrument"

              "Credit Support Provider"

              "Cut-off Date"

              "Eligible Expense"

              "Eligible Investment"

              "Exchange Rate Agent"

              "Fixed Pass-Through Rate"

              "Floating Pass-Through Rate"

              "Guaranteed Investment Contract"

              "Letter of Credit"

              "Limited Guarantor"

              "Limited Guaranty"

              "Minimum Wire Denomination"

              "Notional Amount"

              "Pass-Through Rate"

              "Place of Distribution"

              "Purchase Price"

              "Required Premium"



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

              "Required Principal"

              "Requisite Reserve Amount"

              "Retained Interest"

              "Sale Procedures"

              "Sub-Administration Account"

              "Sub-Administration Agreement"

              "Sub-Administration Agent"

              "Surety Bond"

              "Swap Agreement"

              "Swap Counterparty"

              "Swap Distribution Amount"

              "Swap Guarantee"

              "Swap Guarantor"

              "Swap Receipt Amount"

              "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

     (a) The Certificates shall initially be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibits A-1 and A-2. The Class A-1 Certificates shall be issued in denominations of $25. The Class A-2 Certificates shall be issued in minimum denominations of $100,000 aggregate principal amount and integral multiples of $1 in excess thereof. Except as provided in the Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or incur any indebtedness.

     (b) The Class A-1 Certificates have an initial aggregate certificate principal amount (the "Certificate Principal Amount") of $25,000,000. The Class A-2 Certificates are principal-only Certificates, and have an initial aggregate Certificate Principal Amount of $163,000.

     (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 7.75% per annum on the outstanding Certificate Principal Amount of the Class A-1 Certificates. The holders of the Class A-2 Certificates will not be entitled to receive interest. On the Distribution Date occurring in August 2002, the Trustee shall cause the Trust to pay Lehman ABS an amount equal to interest accrued and paid on the Underlying Securities from February 15, 2002 to, but excluding, the original issue date of the Certificates; provided, however, that in the event an Optional Exchange shall occur prior to the Distribution Date in August 2002, a pro rata portion of such amount shall be paid to the Depositor on the Optional Exchange Date, in accordance with the provisions of
Section 7(c)(vii) hereof. If the Depositor is not paid any such amount on such date, it shall have a claim for such amount. If Available Funds are insufficient to pay such amount, the Trustee will pay the Depositor its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Class A-1 Certificates in a Certificate Principal Amount, and Class A-2 Certificates in a Certificate Principal Amount, equal to the principal amount of such additional Underlying Securities. Any such additional Class A-1 Certificates and Class A-2 Certificates authenticated and delivered shall have the same terms and rank pari passu with the corresponding classes of Certificates previously issued in accordance with this Series Supplement.

     (e) No Class A-2 Certificate may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time prior to (x) the date which is two years or such shorter period of time as permitted by Rule 144(k) under the Securities Act, after the later of the original issue date of such Class A-2 Certificates and the last date on which the Depositor or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor was the owner of such Class A-2 Certificates (or any predecessor thereto), or (y) such later date, if any, as may be required by a change in applicable securities laws (the "Resale Restriction Termination Date") unless such offer, resale, assignment or transfer is (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States



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and other jurisdictions. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iii) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee an executed copy of an Investment Letter with respect to the Class A-2 Certificates to be transferred substantially in the form of Exhibit B hereto. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iv) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee documentation certifying that the offer, resale, assignment or transfer complies with the provisions of said clause (iv). In addition to the foregoing, each prospective transferee of any Class A-2 Certificates in the manner contemplated by clause (iii) above shall acknowledge, represent and agree as follows:

     (1) The transferee (x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and (z) is acquiring such Class A-2 Certificates for its own account or for the account of a QIB.

     (2) The transferee understands that the Class A-2 Certificates are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Class A-2 Certificates have not been and will not be registered under the Securities Act.

     (3) The transferee agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2 Certificates prior to the Resale Restriction Termination Date, such Class A-2 Certificates shall only be offered, resold, assigned or otherwise transferred (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a QIB, in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and (B) the transferee will, and each subsequent holder is required to, notify any subsequent purchaser of such Class A-2 Certificates from it of the resale restrictions referred to in clause (A) above.

     (f) The Class A-2 Certificates will, unless otherwise agreed by the Depositor and the Trustee, bear a legend substantially to the following effect:

           "THIS CLASS A-2 CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.



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

           EACH PURCHASER OF THIS CLASS A-2 CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2 CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
           SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A
           THEREUNDER."

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on the Underlying Securities Schedule; and

     (b) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

         Section 5.  Distributions.

     (a) Except as otherwise provided in Section 3(c), on each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows:

          (i) The Trustee will pay the interest portion of Available Funds (subject to Section 5(c) and Section 5(d) below):

               (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

               (2) second, to the holders of the Class A-1 Certificates, as interest at the rate of 7.75% per annum on the outstanding Certificate Principal Balance of the Class A-1 Certificates.

          The Class A-2 Certificates are not entitled to distributions of interest.

          (ii) the Trustee will pay the principal portion of Available Funds:

               (1) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

               (2) second, to the holders of the Class A-1 Certificates and the Class A-2 Certificates, the remaining available principal portion of Available Funds (in an aggregate amount not to exceed the outstanding Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates) pro rata in the proportion that the outstanding Certificate Principal Balance of the Class A-1 Certificates bears to the outstanding Certificate Principal Balance of the Class A-2 Certificates.



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

          (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid to the Trustee as reasonable compensation for services rendered to the Depositor, up to $1,000.

          (iv) the Trustee will pay any Available Funds remaining in the Certificate Account after the distributions in clauses 5(a)(i) through 5(a)(iii) above to the holders of the Class A-1 Certificates and Class A-2 Certificates pro rata in proportion to their original Certificate Principal Balances.

Upon the occurrence of an optional redemption of the Underlying Securities and the Certificates, any redemption premium received by the Trustee will be paid to the holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in accordance to their entitlements to principal.

Any portion of the Available Funds (i) that does not constitute principal of, premium, if any, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities or (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Depositor.

     (b) Distributions of interest on the Class A-1 Certificates may be deferred as a result of the deferral of payment on the Underlying Securities during the pendency of an Extension Period. Distributions on the Underlying Securities may be deferred pursuant to the Underlying Securities Trust Agreement for up to ten consecutive semi-annual interest periods (each, an "Extension Period") provided that no Extension Period may extend beyond the Final Scheduled Distribution Date. During any Extension Period, interest on the Underlying Securities will continue to accrue at the applicable rate per annum compounded semi-annually. Interest on deferred and compounded interest on the Class A-1 Certificates will be owing only to the extent that such interest is actually received by the Trustee on the Underlying Securities.

     (c) Notwithstanding the foregoing, if the Underlying Securities are redeemed (including as a result of an optional redemption), prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, the cessation of CIT Holdings Inc. to file periodic reports as required by the Exchange Act or at their maturity, the Trustee shall apply Available Funds in the manner described in
Section 5(h) in the following order of priority:

          (i) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders;

          (ii) second, to the holders of the Class A-1 Certificates, an amount equal to any accrued and unpaid interest thereon;

          (iii) third, to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata in the proportion that the outstanding Certificate Principal Balance of the Class A-1 Certificates bears to the outstanding Certificate Principal Balance of the Class A-2 Certificates;

          (iv) fourth, to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000; and

          (v) fifth, to the holders of the Class A-1 Certificates and Class A-2 Certificates, any amount remaining after the distributions in clauses 5(b)(i) through 5(b)(iv) above, pro rata in proportion to their original Certificate Principal Balances.

     (d) Notwithstanding the foregoing, if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, the Trustee shall apply Available Funds to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation.

     (e) Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, thirty (30) days after giving notice pursuant to Section 8 hereof, the Trustee shall sell the Underlying Securities pursuant to Section 13 hereof and deposit the Liquidation Proceeds, if any, into the Certificate Account for distribution not later than two (2) Business Days after the receipt of immediately available funds in accordance with Section 5(d) hereof.

     (f) If the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the holders of Class A-1 Certificates and Class A-2 Certificates then outstanding and unpaid (after deducting the costs incurred in connection therewith) in accordance with Section 5(d) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Balance of Certificates on a dollar-for-dollar basis.

     (g) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to any class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(h) hereof) on which sufficient funds are available to pay such shortfall.

     (h) If a payment with respect to the Underlying Securities is made to the Trustee (i) after the payment date of the Underlying Securities on which such payment was due or (ii) after the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason (including a Special Event) other than due to the occurrence of an Underlying Securities Event of Default or at their maturity, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be the Business

Day prior to the day on which the related payment was received from the Underlying Securities Property Trustee.

     (i) Notwithstanding Section 3.12 of the Standard Terms, if CIT Holdings Inc. ceases to file periodic reports as required under the Exchange Act, the Depositor shall within a reasonable time instruct the Trustee to sell the Underlying Securities and distribute the proceeds of such sale to the certificateholders in accordance with the following order of priority: first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and second, any remainder to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation, as determined by the Calculation Agent; provided, however, the Depositor shall not instruct the Trustee to distribute or sell the Underlying Securities pursuant to this clause unless CIT Holdings Inc. has either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or
(y) failed to file any required reports for one full calendar year.

     Section 6. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clause 5(a)(iii) and
(5)(b)(iv) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the holders of the Class A-1 Certificates and Class A-2 Certificates then outstanding have directed the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 7. Optional Exchange.

     (a) On any Distribution Date, any holder of Class A-1 Certificates and Class A-2 Certificates may exchange such Certificates for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates.

     (b) The following conditions shall apply to any Optional Exchange:

          (i) A notice specifying the number of Certificates being surrendered and the Optional Exchange Date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the Optional Exchange Date.

          (ii) Certificates shall be surrendered to the Trustee no later than 10:00 a.m. (New York City time) on the Optional Exchange Date.

          (iii) Class A-1 Certificates and Class A-2 Certificates representing a like percentage of all Class A-1 Certificates and Class A-2 Certificates shall be surrendered.

          (iv) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (v) If the Certificateholder is the Depositor or any Affiliate of the Depositor, (1) the Trustee shall have received a certification from the Certificateholder that any Certificates being surrendered have been held for at least six months, and (2) the Certificates being surrendered may represent no more than 5% (or 25% in the case of Certificates acquired by the Underwriters but never distributed to investors) of the then outstanding Certificates.

          (vi) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vii) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section 7(b). This Section 7(b) shall not provide any person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

         (viii) The aggregate principal amount of Certificates exchanged in connection with any Optional Exchange pursuant to this Section shall be in an amount that will entitle the Certificateholders thereof to Underlying Securities in an even multiple of the minimum denomination of such Underlying Securities.

          (ix) In the event such Optional Exchange shall occur prior to the Distribution Date in August, 2002, the Certificateholders shall have paid to the Trustee, for distribution to the Depositor, on the Optional Exchange Date an amount equal to the sum obtained by multiplying the amount of accrued interest on the Underlying Securities from July 24, 2002 through, but excluding, the Closing Date by a fraction, the numerator of which shall be the number of Certificates being exchanged on such Optional Exchange Date and the denominator of which shall be the total number of Certificates.

     Section 8. Notices of Events of Default.

     As promptly as practicable after, and in any event within 30 days after, the occurrence of any Event of Default actually known to the Trustee, the Trustee shall give notice of such Event of Default to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the

Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

     Section 9. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2002-15 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2002-15 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2002-15
Certificates.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A-1 Certificateholders pro rata in proportion to their respective entitlements to such delayed payments.

     (g) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested.

     (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class A-1 Certificates and Class A-2 Certificates representing the Required Percentage-Removal. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) [Reserved].

     (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (p) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

          If to the Depositor, to:

                    Lehman ABS Corporation
                    745 Seventh Avenue
                    New York, New York  10019
                    Attention:  Structured Credit Trading
                    Telephone:  (212) 526-6575
                    Facsimile:   (201) 524-5451

          If to the Trustee, to:

                    U.S. Bank Trust National Association
                    100 Wall Street
                    New York, New York  10005
                    Attention:  Corporate Trust
                    Telephone:  (212) 361-2500
                    Facsimile:  (212) 809-5459

          If to the Rating Agencies, to:

                    Moody's Investors Service, Inc.
                    99 Church Street 21W
                    New York, New York  10007
                    Attention:  CBO/CLO Monitoring Department
                    Telephone:  (212) 553-1494

                    Facsimile:  (212) 553-0355

     and to:

                    Standard & Poor's Ratings Services
                    55 Water Street
                    New York, New York  10041
                    Attention:  Structured Finance Surveillance Group
                    Telephone:  (212) 438-2482
                    Facsimile:  (212) 438-2664

          If to the New York Stock Exchange, to:

                    New York Stock Exchange, Inc.
                    20 Broad Street
                    New York, New York  10005
                    Attention:  Vincent Patten
                    Telephone:  (212) 656-5276
                    Facsimile:  (212) 656-5780

     (q) The provisions of Section 2.01(d)(iii) of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2002-15 Certificates and the following shall be deemed to be inserted in its place:

                     "at the time of delivery of the Underlying
                     Securities, the Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

         Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(e) hereof, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (4) UBS Warburg LLC, (5) Salomon Smith Barney Inc., and (6) Lehman Brothers Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers to the Class A-1 and Class A-2 Certificateholders. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Optional Exchange, the Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities or sell the Underlying Securities pursuant to this Section 13, as the case may be, against payment in same day funds deposited into the Certificate Account.

     Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency before entering into any amendment or modification of the Trust Agreement pursuant to this Section 14.

     Section 15. Voting of Underlying Securities, Modification of Indenture.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Delaware Trustee, the Underlying Securities Property Trustee, the Underlying Securities Administrative Trustee, the Underlying Securities Issuer or any other authorized Person for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Trust Agreement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Class A-1 Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 Certificateholders and the Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Trust Agreement and only with the consent of Certificateholders representing 100% of the Class A-1 Certificates and 100% of the Class A-2 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     (b) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 Certificateholders and Class A-2 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Class A-1 Certificates and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding sentence, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Underlying Securities Trust Agreement occurs and is continuing, and if directed by a majority of the outstanding Class A-1 Certificateholders and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     Section 16. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Underlying Securities in favor of the Trustee which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") of the Trustee, or its authorized agent, in accordance with Section 2.01 of the Standard Terms. The Trustee, as securities intermediary for the Securities Account, has agreed to treat the Underlying Securities as "financial assets" within the meaning of the Uniform Commercial Code.

    (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) Depositor has received all consents and approvals required by the terms of the Underlying Securities to the transfer to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) Depositor has taken all steps necessary to cause the Trustee, as securities intermediary for the Securities Account, to identify on its records that the Trustee, as the trustee of the Trust, is the Person having a security entitlement against the securities intermediary in the Securities Account.

     (vi) Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). Depositor has not authorized the filing of and is not aware of any financing statements against Depositor that includes a description of the Underlying Securities. Depositor is not aware of any judgment or tax lien filings against Depositor.

    (vii) The Securities Account is not in the name of any Person other than the Trust. Depositor has not consented to the compliance by the Trustee, as securities intermediary, with entitlement orders of any Person other than the Trustee, as trustee of the Trust.

               IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                           LEHMAN ABS CORPORATION,
                               as Depositor


                           By:  /s/ Rene Canezin
                              -----------------------------------------------
                                Name: Rene Canezin
                                Title:  Senior Vice President


                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                              not in its individual capacity
                              but solely as Trustee on behalf
                              of the Corporate Backed Trust Certificates
                              CIT Capital Trust I Securities-Backed
                              Series 2002-15 Trust


                           By:  /s/ David J. Kolibachuk
                              -----------------------------------------------
                                Name:  David J. Kolibachuk
                                Title:  Vice President and Assistant Secretary

                                                                    SCHEDULE I



             CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2002-15

                        UNDERLYING SECURITIES SCHEDULE


Underlying Securities:          7.70% Preferred Capital Securities due
                                February 15, 2027.

Issuer:                         CIT Capital Trust I

CUSIP Number:                   125563AC0

Principal Amount Deposited:     $25,163,000.

Final Exchange Date:            Pursuant to an exchange offer that expired on
                                April 29, 1997, the Underlying Securities
                                Issuer exchanged the Underlying Securities, which are registered under the Securities Act of 1933, as amended, for a like aggregate liquidation amount of its then outstanding
                                7.70% Preferred Capital Securities. Any of such 7.70% Preferred Capital Securities that remain outstanding after consummation of the exchange offer and the Underlying Securities will vote together as a single class.

Principal Amount of
Underlying Securities
Originally Issued:              $250,000,000.

Maturity Date:                  February 15, 2027; provided that the
                                Underlying Securities Issuer shall have the right to advance the maturity of the Underlying Securities upon the occurrence of a Special Event.

Interest Rate:                  7.70% per annum.

Interest Payment Dates:         February 15th and August 15th

Record Dates:                   February 1st and August 1st

                                  EXHIBIT A-1
                      FORM OF TRUST CERTIFICATE CLASS A-1

                              CLASS A-1 CERTIFICATE

NUMBER 1                                         1,000,000 $25 PAR CERTIFICATES
                                                 CUSIP NO. 21988G 37 9


                       SEE REVERSE FOR CERTAIN DEFINITIONS

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.



                                    A-1-1

                            LEHMAN ABS CORPORATION

                                   1,000,000

                     CORPORATE BACKED TRUST CERTIFICATES,

             CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2002-15

                                   CLASS A-1

7.75% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,163,000 aggregate principal amount of 7.70% Debentures due February 15, 2027, issued by CIT Capital Trust I (the "Underlying Securities Issuer"), and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of 1,000,000 Class A-1 Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15, having an aggregate Certificate Principal Balance of $25,000,000 DOLLARS, representing a nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the CIT Capital Trust I Securities-Backed Series 2002-15 Trust, formed by the Depositor.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, CIT Capital Trust I Securities-Backed Series 2002-15, dated as of July 24, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after July 24, 2002; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.


                                    A-1-2

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be CEDE & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                    A-1-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                                       CORPORATE BACKED TRUST
                                       CERTIFICATES, CIT CAPITAL TRUST I
                                       SECURITIES-BACKED SERIES 2002-15


                                       By: U.S. BANK TRUST NATIONAL
                                       ASSOCIATION
                                       not in its individual capacity but
                                       solely as Trustee,


                                       By:___________________________________
                                          Authorized Signatory


Dated: July 24, 2002


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is on one of the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:____________________________
   Authorized Signatory



                                    A-1-4

                           (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in denominations of $25.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i)


                                    A-1-5
the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.




                                    A-1-6

                                  ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.



Dated:


                                                            *

                                                    Signature Guaranteed:

                                                            *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                    A-1-7

                                  EXHIBIT A-2
                      FORM OF TRUST CERTIFICATE CLASS A-2

                             CLASS A-2 CERTIFICATE

NUMBER 1                                                CUSIP NO. 21988G BY 1

                      SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS CLASS A-2 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

                  THE PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE IS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.



                                    A-2-1

                            LEHMAN ABS CORPORATION

                     CORPORATE BACKED TRUST CERTIFICATES,

             CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2002-15

                                   CLASS A-2

                           $163,000 PRINCIPAL AMOUNT

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,163,000 aggregate principal amount of 7.70% Preferred Capital Securities due February 15, 2027, issued by CIT Capital Trust I (the "Underlying Securities Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of $163,000 aggregate principal amount of Class A-2 Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15 Trust (the "Trust"), having an aggregate Certificate Principal Balance of $163,000, representing a nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Trust, formed by the Depositor.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, CIT Capital Trust I Securities-Backed Series 2002-15, dated as of July 24, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15, Class A-2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after July 24, 2002; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, no distributions of interest will be made on this Certificate on any Distribution Date.


                                    A-2-2

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, the Trust will distribute on the Final Scheduled Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Final Scheduled Distribution Date.

                  The Record Date applicable to the Final Scheduled Distribution Date is the close of business on the day immediately preceding such Final Scheduled Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be CEDE & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                    A-2-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                                   CORPORATE BACKED TRUST
                                   CERTIFICATES, CIT CAPITAL TRUST I
                                   SECURITIES-BACKED SERIES 2002-15 TRUST


                                   By: U.S. BANK TRUST NATIONAL
                                   ASSOCIATION
                                   not in its individual capacity but solely as
                                   Trustee,


                                   By:______________________________________
                                      Authorized Signatory


Dated: July 24, 2002


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is on one of the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:_______________________________
     Authorized Signatory


                                    A-2-4

                           (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in denominations of $100,000.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i)


                                    A-2-5
the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                    A-2-6

                                  ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                            *

                                                   Signature Guaranteed:

                                                            *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2-7

                                   EXHIBIT B
                           FORM OF INVESTMENT LETTER

                         QUALIFIED INSTITUTIONAL BUYER

                                                     Dated: [_______________]

U.S. Bank Trust National Association,
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

                  In connection with its proposed purchase of ________________ aggregate principal amount of Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2002-15 Trust Class A-2 Certificates (the "Securities"), the undersigned purchaser (the "Purchaser") confirms that:

1. The Purchaser understands that substantial risks are involved in an investment in the Securities. The Purchaser represents that in making its investment decision to acquire the Securities, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Lehman ABS Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Securities.

2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and (B) is acquiring the Securities for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Securities for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

3. The Purchaser understands that the Securities have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of Section 3(e) of the Series Supplement relating to the Securities and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Security from it of the resale restrictions referred to in clause
         (i) above.

4. The Purchaser understands that each of the Securities will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE SECURITY REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN OR IN THE SERIES SUPPLEMENT."

5. The Purchaser understands that no subsequent transfer of the Securities is permitted unless (A) such transfer is of a Security with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee, such documentation as may be required pursuant to Section 3(e) of this Series Supplement, including if required a letter substantially in the form hereof.

6.       The Purchaser is a person or entity (a "Person") who is either

            A. (1) a citizen or resident of the United States, (2) a
               corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

           B. a Person not described in (A), whose ownership of such Security is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Security will not result in any withholding obligation with respect to any payments with respect to the Securities by any Person (other than withholding, if any, under Section 1446 of the Code), or

           C.  a Person not described in (A) or (B) above, who is not a
               Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

                   The Purchaser agrees that (I) if it is a Person described in clause (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

7. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Securities, it will not transfer or exchange any of the Securities unless such transfer or exchange is in accordance with the terms of the Series Supplement and other documents applicable to the Security. The Purchaser understands that any purported transfer of the Securities (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Securities, for any purpose.

   You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    By:______________________________
                                    Name:
                                    Title:

                                    [Medallion Stamp to be affixed here]